Exhibit 4.4
RANGE RESOURCES CORPORATION
AND
THE SUBSIDIARY GUARANTORS NAMED HEREIN,
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
TENTH SUPPLEMENTAL INDENTURE

Dated as of May 25, 2011
to
Indenture
Dated as of May 23, 2006
7 1/2% Senior Subordinated Notes due 2016

     THIS TENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 25, 2011, is by and among Range Resources Corporation, a Delaware corporation (the “Company”), the existing Subsidiary Guarantors identified on the signature pages hereto (collectively, the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (f/k/a The Bank of New York Trust Company, N.A.), successor in interest to J.P. Morgan Trust Company, National Association (the “Trustee”).
     WHEREAS, the Issuers, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture dated as of May 23, 2006 (the “Original Indenture”), relating to the Company’s 7 1/2% Senior Subordinated Notes due 2016 (the “Notes”), and the Original Indenture has been amended and supplemented by nine Supplemental Indentures (the Original Indenture, as so amended and supplemented, being referred to herein as the “Indenture”);
     WHEREAS, $250,000,000 aggregate principal amount of Notes are currently outstanding;
     WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer for Notes), the Issuers, the Subsidiary Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);
     WHEREAS, the Issuers desire and have requested the Trustee to join with them and the Subsidiary Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;
     WHEREAS, the Company has been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated May 11, 2011 and the related Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);
     WHEREAS, (1) the Company has received the consent of the Holders of a majority of aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company or any of its Affiliates), all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (3) the Issuers and the Guarantors have satisfied all other conditions required under Article Nine of the Indenture to enable the Issuers, the Subsidiary Guarantors and the Trustee to enter into this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE I
AMENDMENTS TO INDENTURE AND NOTES
     Section 1.1 Amendments to Articles Four, Five and Six. The Indenture is hereby amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 4.03 (Reports);
Section 4.04 (a) and (c) (Compliance Certificate)
Section 4.05 (Taxes);
Section 4.06 (Stay, Extension of Usury Laws);
Section 4.07 (Restricted Payments);
Section 4.08 (Dividends and other Payment Restrictions Affecting Subsidiary);
Section 4.09 (Incurrence of Indebtedness and Issuance of Disqualified Stock);
Section 4.11 (Transactions with Affiliates);
Section 4.12 (Liens);
Section 4.14 (Additional Subsidiary Guarantors);
Section 4.15 (Corporate Existence);
Section 4.16 (No Senior Subordinated Debt);
Section 4.17 (Business Activities);
Clauses (iii) and (v) of Section 5.01 (Merger, Consolidation, or Sale of Substantially All Assets); and
Clauses (7) and (8) Section 6.01 (Events of Default).
     Section 1.2 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.
ARTICLE II
MISCELLANEOUS PROVISIONS
     Upon execution and delivery of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control.
     Except as amended and supplemented hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect.

     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
     THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
     In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     The recitals contained herein shall be taken as the statements of the Company and the Subsidiary Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture or the due authorization of this Supplemental Indenture by the Company and the Subsidiary Guarantors. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.
     This Supplemental Indenture will become operative only upon the Company’s purchase of a majority of aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company or any of its Affiliates) pursuant to the Tender Offer so that the amendments to such Indenture effected by this Supplemental Indenture will be deemed to be revoked retroactive to the date of the Supplemental Indenture, and such Indenture will remain in its current form, if Company’s purchase of a majority of the aggregate principal amount of the outstanding Notes pursuant to the Tender Offer does not occur.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

RANGE RESOURCES CORPORATION

Attest:

	By:	/s/ Roger S. Manny

/s/ David P. Poole		Name: Roger S. Manny

David P. Poole, Secretary		Title: Executive Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:

AMERICAN ENERGY SYSTEMS, LLC
ENERGY ASSETS OPERATING COMPANY, LLC
RANGE ENERGY SERVICES COMPANY, LLC
RANGE OPERATING NEW MEXICO, LLC
RANGE PRODUCTION COMPANY
RANGE RESOURCES—APPALACHIA, LLC
RANGE RESOURCES—MIDCONTINENT, LLC
RANGE RESOURCES—PINE MOUNTAIN, INC.
RANGE TEXAS PRODUCTION, LLC

Attest:

	By:	/s/ Roger S. Manny

/s/ David P. Poole		Name: Roger S. Manny

David P. Poole, Secretary		Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

	By:	/s/ Marcella Burgess

Name: Marcella Burgess Title: Vice President
Signature Page to 10th Supplemental Indenture for 2015 Notes